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EXHIBIT 5.1

                                November 29, 1999

Chequemate International
330 Washington Boulevard, Suite 507
Marina del Rey, California 90292

                  Re: Issuance of Chequemate International Shares Pursuant to Consulting Contracts and Option Grants

To Whom It May Concern:

         We have acted as counsel for Chequemate International, Inc., a Utah corporation doing business as C-3D Digital, Inc. (the "Company") in conjunction with the preparation of a Form S-8 registration statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 400,000 shares of the Company's common stock, $0.0001 par value (the "Common Stock"), to be issued pursuant to consulting agreements and options. For the purpose of the Form S-8 registration, the consulting agreements and options are referred to as the "Plan".

         We have examined: (i) the Plan; (ii) the Form S-8 registration statement; (iii) resolutions of the Company's Board of Directors relating to the Plan; and (iv) such other documents and records as we have deemed necessary to enable us to render this option.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Utah.

         2. The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable, and no personal liability will attach to the ownership thereof.

         We consent to the use of this opinion as an exhibit to the registration statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the

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Securities Act or within the category of persons whose consent is required by
Section 7 of said Act.

                                  Sincerely,
                                  Bruce L. Dibb, P.C.

                                  /s/  Bruce L. Dibb

                                  Bruce L. Dibb




















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